Exhibit 4.1

Execution Version

Nine Energy Service, Inc.

AND

U.S. Bank Trust Company, National Association,

as Units Trustee and

as Trustee and Paying Agent under the Indenture referred to herein

UNIT AGREEMENT

Dated as of January 30, 2023

i

Exhibit A	Form of Unit
Exhibit B	Automatic Unit Separation Event Notice
Exhibit C	Holder Separation Notice

ii

UNIT AGREEMENT, dated as of January 30, 2023, by and among Nine Energy Service, Inc., a Delaware corporation (the “Company”), U.S. Bank Trust Company, National Association, acting solely as Units Trustee (as defined below) under this Agreement (as defined below) except to the extent that this Agreement specifically states that the Units Trustee is acting in another capacity, and U.S. Bank Trust Company, National Association, acting as Trustee (as defined below) under the Indenture described below.

WHEREAS, the Company has entered into an indenture dated as of January 30, 2023, among the Company, the guarantors party thereto, the Trustee, and U.S. Bank Trust Company, National Association, as collateral agent (as amended or supplemented, the “Indenture”);

WHEREAS, the Company has duly authorized the issuance pursuant to the Indenture of $300,000,000 aggregate principal amount of 13.000% senior secured notes due 2028 of the Company (the “Notes”);

WHEREAS, the Company has duly authorized the issuance of 1,500,000 shares (the “Common Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, the Company desires to provide for the issuance, pursuant to this Agreement, of 300,000 units with an aggregate stated amount of $300,000,000 (the “Units”), each Unit comprised of $1,000 principal amount of the Notes and five Common Shares;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Units Trustee and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States in effect at the time of any computation; and (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” has the meaning stated in Section 2.01(d)(ii) of this Agreement.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Attached Common Shares” means the Common Shares forming part of the Units.

“Attached Notes” means the Notes forming part of the Units.

“Automatic Unit Separation Date” means, with respect to any Unit, the date on which such Unit is separated into its constituent Securities in accordance with Article 3.

“Automatic Unit Separation Event Notice” has the meaning stated in Section 3.01 of this Agreement.

“Board of Directors” means the board of directors of the Company or any other committee of such board of directors duly authorized to act on its behalf with respect to this Agreement.

“Board Resolution” means one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Units Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or New York, New York are authorized or required by law to close.

“Change of Control” has the meaning set forth in the Indenture.

“Common Shares” has the meaning stated in the recitals.

“Common Stock” has the meaning stated in the recitals.

“Common Stock Register” with respect to any Common Shares constituting a part of the Units, means the register maintained by the Transfer Agent.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement.

“Corporate Trust Office” means the office of the Units Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 333 Commerce Street, Suite 900, Nashville, Tennessee 37201.

“Debt Security Register” with respect to any Notes constituting a part of the Units, means the register maintained by the Registrar (as such term is defined in the Indenture) pursuant to the Indenture.

“Definitive Unit” means any Unit in definitive form to the extent permitted by Section 2.09 or 2.10.

“Depositary” means DTC, or any successor, as the Holder of any Global Units.

“DTC” means The Depository Trust Company or its nominee.

“Event of Default” has the meaning set forth in the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Global Note” means a global Note in registered form.

“Global Unit” means any Unit that is represented by a Global Unit Certificate.

“Global Unit Certificate” means a global Unit Certificate in registered form.

“Holder” means the Person in whose name a Registered Unit or the Registered Securities constituting a part of a Registered Unit are registered on the relevant Unit Register or Security Register, as applicable.

“Holder Separation Notice” has the meaning specified in Section 3.02.

“Indenture” has the meaning stated in the recitals.

“Issuer Order” means a written order signed in the name of the Company by an Officer and delivered to the Units Trustee.

“Key Definition” has the meaning stated in Section 6.01(b) in this Agreement.

“Key Provisions” has the meaning stated in Section 6.01(b) in this Agreement.

“Notes” has the meaning stated in the recitals.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice-President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer or the Secretary of the Company or any other person authorized by the Board of Directors.

“Officer’s Certificate” means a certificate signed by an Officer and delivered to the Units Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall otherwise be satisfactory to the Units Trustee.

“Outstanding,” with respect to any Unit, Note or Common Share means, as of the date of determination, all Units, Notes or Common Shares, as the case may be, evidenced by Units theretofore authenticated, countersigned, executed and delivered under this Agreement, except:

(i) Units, Notes and Common Shares theretofore deemed cancelled, cancelled by the Units Trustee, Trustee or the Transfer Agent, as the case may be, or delivered to the Units Trustee, Trustee or the Transfer Agent, as the case may be, for cancellation, in each case pursuant to the provisions of this Agreement or the Indenture, as the case may be; and

(ii) Units, Notes and Common Shares evidenced by Unit Certificates in exchange for or in lieu of which other Unit Certificates have been authenticated, countersigned, executed and delivered pursuant to this Agreement, other than any such Units, Notes or Common Shares, as the case may be, evidenced by a Unit Certificate in respect of which there shall have been presented to the Units Trustee proof satisfactory to it that such Unit Certificate is held by a bona fide purchaser in whose hands the Units, Notes and Common Shares, as the case may be, evidenced by such Unit Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite stated amount of Outstanding Units, principal amount of Outstanding Notes or number of Outstanding Common Shares, as the case may be, have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units, Notes or Common Shares owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Units Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units, Notes and Common Shares which the Units Trustee actually knows to be so owned shall be so disregarded. Upon request of the Units Trustee, the Company shall furnish to the Units Trustee promptly an Officer’s Certificate listing and identifying all Units, Notes and Common Shares, if any, owned or held by or for the account of or known by the Company to be owned or held by or for the account of the Company or any Affiliate of the Company. Units, Notes and Common Shares that are so owned but that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Units Trustee the pledgee’s right so to act with respect to such Units, Notes and Common Shares and that the pledgee is not the Company or any Affiliate of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus Supplement” means the Company’s Prospectus Supplement dated January 19, 2023 relating to the Units.

“Registered Common Share” means any Common Share registered on the Common Stock Register.

“Registered Note” means any Note issued under the Indenture registered on the Debt Security Register.

“Registered Security” means any of a Registered Note or Registered Common Share.

“Registered Unit” means any Unit registered on the Unit Register.

“Responsible Officer” shall mean an officer of the Units Trustee in the Corporate Trust Office, and also, with respect to a particular matter, any other officer of the Units Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Security” means any of a Note or Common Share.

“Security Register” means either the Debt Security Register or the Common Stock Register.

“Transfer Agent”means American Stock Transfer & Trust Company, LLC, as transfer agent of the Common Stock.

“Trustee” means the Person acting as Trustee under the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Units” has the meaning stated in the recitals.

“Unit Certificate” means a certificate evidencing the respective rights and obligations of the Company and the Holder specified on such certificate with respect to the aggregate stated amount and number of Units specified on such certificate.

“Unit Register” has the meaning specified in Section 2.06.

“Units Trustee” means the Person named as the “Units Trustee” in the first paragraph of this Agreement until a successor Units Trustee shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Units Trustee” shall mean such successor Person.

ARTICLE 2

UNITS

Section 2.01 Forms Generally.

(a) The Units shall be substantially in the form of Exhibit A or in such form (consistent with this Agreement) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officer’s Certificate detailing such establishment). The Unit Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the Securities constituting a part thereof may approve (execution thereof to be conclusive evidence of such approval) and that are consistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation, or with any rule or regulation of any self-regulatory organization on which the Units may be listed or quoted or of any securities depository or to conform to general usage.

(b) The Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Unit Certificates, as evidenced by their execution thereof.

(c) Except as provided in Section 2.09 or 2.10, Units, including Units issued upon any transfer or exchange thereof, shall be issued in the form of one or more Global Unit Certificates, which shall be deposited with the Units Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Units Trustee as hereinafter provided.

(d) This Section 2.01(d) shall apply only to a Global Unit deposited with the Units Trustee as custodian for the Depositary.

(i) The Company shall execute and the Units Trustee shall, in accordance with Section 2.05, authenticate and countersign, either by manual or facsimile or other electronically transmitted signature, one or more Global Units that (A) shall be registered in the name of the Depositary or the nominee of the Depositary and (B) shall be held by the Units Trustee as custodian for the Depositary. Each Global Unit shall be dated the date of its countersignature by the Units Trustee.

(ii) The securities brokers and dealers, banks and trust companies, clearing organizations and other similar organizations that are participants in the Depositary’s system (the “Agent Members”) shall have no rights under this Agreement with respect to any Global Unit held on their behalf by the Depositary or by the Units Trustee as the custodian of the Depositary or under such Global Unit except to the extent set forth herein or in a Unit Certificate, and the Depositary may be treated by the Company, the Units Trustee and any agent of the Company or the Units Trustee as the absolute owner of such Global Unit for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Units Trustee or any agent of the Company or the Units Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Unit. The rights of beneficial owners in a Global Unit shall be exercised through the Depositary subject to the applicable procedures of the Depositary, except to the extent set forth herein or in a Unit Certificate.

Section 2.02 Terms.

(a) The Units will be issued in one series.

(b) The aggregate stated amount represented by the Units that may be authenticated, countersigned and delivered under this Agreement is limited to the aggregate principal amount of the Outstanding Notes that comprise the Units (disregarding any Units authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Units pursuant to Section 2.09 or 2.10).

(c) All Units shall be substantially identical, other than differences in issue date and differences required in order to make Units fungible for U.S. federal tax purposes, if any.

Section 2.03 Denominations. Units shall be issued only in minimum denominations of $2,000 stated amount and integral multiples of $1,000 stated amount in excess thereof, with such amount representing the aggregate principal amount of Notes underlying such Units (as set forth in more detail in Section 2.04).

Section 2.04 Rights and Obligations Evidenced by the Units. Each Unit shall evidence the ownership by the Holder thereof of (i) $1,000 principal amount of Notes and (ii) five Common Shares. Holders of Units shall be entitled to the rights of a Holder of the Notes, subject to the limitations set forth in the Indenture, including in Section 4.19 thereof, and to the rights of a Holder of Common Stock. Pursuant to Section 4.19 of the Indenture, prior to separating the Units, a Holder thereof will not be able to participate in any redemption or repurchase of Notes, and the Units must have been separated prior to the date of any notice of redemption or any offer to repurchase commencement date in order for the Holder thereof to participate in such redemption or repurchase.

Section 2.05 Execution, Authentication, Delivery and Dating.

(a) Unit Certificates. Upon the execution and delivery of this Agreement, the Company may deliver Unit Certificates to the Units Trustee for authentication and countersignature (and the Notes constituting the Units evidenced by such Unit Certificates to the Trustee for authentication and countersignature in accordance with the Indenture), together with its Issuer Order for authentication and countersignature of such Units, and the Units Trustee in accordance with this Agreement and the Issuer Order shall authenticate the Units evidenced by such Unit Certificates, and the Units Trustee shall deliver such Unit Certificates in accordance with the Issuer Order. Any Notes constituting a part of the Units shall be executed on behalf of the Company and shall be authenticated and countersigned by the Trustee in accordance with the terms of the Indenture.

(b) Attached Common Shares and Attached Notes. Upon the execution and delivery of this Agreement, the Company shall issue and deposit (through the facilities of DTC) with the Units Trustee, as custodian for the beneficial owners of the Units, the Common Shares. Upon the execution and delivery of this Agreement, the Company shall issue and deposit with the Units Trustee, as custodian for the beneficial owners of the Units, the Attached Notes, in definitive form, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.

Section 2.06 Registration, Transfer and Exchange of the Units.

(a) The Units Trustee shall keep at its Corporate Trust Office a register (the register maintained in such office being herein referred to as the “Unit Register”) in which, subject to such reasonable regulations as it may prescribe, the Units Trustee shall provide for the registration of the Units.

(b) The Holder of any Global Unit will be the Depositary or a nominee of the Depositary in whose name such Global Unit is registered. The Unit holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in any Global Unit held by customers of Agent Members will be reflected on the books and records of such Agent Members, and none of the Units Trustee, the Company or the Depositary shall be responsible for recording such beneficial interests or their exchange exercise, cancellation of transfer.

(c) Subject to compliance with applicable securities laws and the requirements set forth in this Agreement, each Unit Certificate and all rights thereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the Holder thereof in person or by duly authorized attorney, and one or more new Unit Certificates shall be made and delivered by the Company, of the same tenor and date as the applicable Unit Certificate so delivered but registered in the name of one or more transferees, upon surrender of such Unit Certificate, duly endorsed, to the Units Trustee. All expenses and other charges payable in connection with the preparation, execution and delivery of the new Unit Certificate pursuant to this Section 2.06(c) shall be paid by the Company, except the Holder of the old Unit Certificate surrendered for transfer shall pay to the Company a sum sufficient to cover any documentary, stamp or similar issue or transfer tax due because the name of the Holder of the new Unit Certificate issued upon such transfer is different from the name of the Holder of the old Unit Certificate surrendered for transfer.

(d) Transfer and Exchange of Global Units; Restrictions on Transfer of Global Units.

(i) In the case of a Unit Certificate that is a Global Unit, so long as the Global Unit is registered in the name of the Depositary, (A) the holders of beneficial interests in the Units evidenced thereby shall have no rights under the Unit Certificate with respect to such Global Unit held on their behalf by the Depositary or the Units Trustee as custodian for the Depositary, and (B) the Depositary may be treated by the Company, the Units Trustee and any agent of the Company or the Units Trustee as the absolute owner of such Global Unit for all purposes whatsoever, except, in each case, to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Unit will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Units Trustee shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Units Trustee or any agent of the Company or the Units Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary in respect of the Units or their constituent Securities or (2) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Unit. Except as otherwise may be provided in this Agreement, the rights of beneficial owners in a Global Unit shall be exercised through the Depositary subject to the applicable procedures of the Depositary. Any holder of any Global Unit shall, by acceptance of such Global Unit, agree that (x) ownership of a beneficial interest in the Units represented thereby shall be required to be reflected in book-entry form and (y) the transfer and exchange of Global Units or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Unit Certificates and the procedures of the Depositary therefor.

(ii) [Reserved.]

(iii) Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.09), a Global Unit may only be transferred as a whole, and not in part, and only by (A) the Depositary, to a nominee of the Depositary, (B) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (C) the Depositary or any such nominee to a successor Depositary or its nominee.

(iv) In the event that a Global Unit is exchanged for Definitive Units pursuant to Section 2.09, such Units may be exchanged only in accordance with the provisions of this Section 2.06 and Section 2.09 and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Unit Certificate.

(e) Obligations with respect to Transfers and Exchanges of Units.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Units Trustee shall, upon the relevant Holder’s delivery to the Units Trustee of the applicable Unit Certificate to be transferred in whole or in part and satisfaction of the other requirements for such transfer as set forth herein, countersign, either by manual or facsimile or other electronically transmitted signature, new Global Units and Definitive Units as required pursuant to the provisions of Section 2.05 and this Section 2.06. Additionally, prior to registration of any transfer or exchange of a Unit, the requirements for the Unit issued upon such transfer or exchange to be issued in a name other than the Holder shall be met. Such requirements include, inter alia, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (at a guarantee level reasonably acceptable to the Company’s transfer agent), and any other reasonable evidence of authority that may be required by the Units Trustee. Upon satisfaction of the conditions in this clause (i), the Units Trustee shall, in accordance with such instructions, register the transfer or exchange of the relevant Global Unit or Definitive Unit.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment from a Holder of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax payable in connection therewith as set forth in Section 2.06(c). The Units Trustee shall have no duty or obligation pursuant to any Section of this Agreement requiring the payment of taxes, assessments and/or governmental charges, unless and until the Units Trustee is satisfied that all such taxes described in the preceding sentence have been paid.

(iii) Each Unit Certificate shall be exchangeable, upon the surrender thereof by the Holder to the Units Trustee, for a new Unit Certificate or Unit Certificates of like tenor and representing the same number and aggregate stated amount of Units.

(iv) All Units issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Units surrendered upon such transfer or exchange.

(f) No Obligation of the Units Trustee.

(i) The Units Trustee shall have no responsibility or obligation to any owner of a beneficial interest in a Global Unit, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any beneficial ownership interest in the Units represented by such Global Unit or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Units. All notices and communications to be given to the Holders and all payments to be made to Holders under the Units shall be given or made only to or upon the order of the Holders (which shall be the Depositary or its nominee in the case of a Global Unit). Except as set forth herein, the rights of owners of beneficial interests in any Global Unit shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Units Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Units Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Unit (including any transfer between or among the Agent Members or beneficial owners in any Global Unit) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement and the Unit Certificate, and to examine the same to determine substantial compliance as to form with the express requirements hereof and thereof.

Section 2.07 Persons Deemed Owners. Prior to due presentment of a certificate evidencing a Registered Unit for registration of transfer, the Company, the Trustee and the Units Trustee, as applicable, and any agent of the Company, the Trustee or the Units Trustee, as applicable, may treat the Person in whose name such Unit Certificate is registered as the owner of the Units evidenced thereby for all purposes whatsoever, whether or not payment with respect to any Security constituting a part of the Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary. None of the Company, the Trustee, the Units Trustee or any agent of the Company, the Trustee or the Units Trustee shall be affected by notice to the contrary.

Section 2.08 Proxies. The Holder of a Global Unit may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Units in accordance with the Depositary’s and the relevant Agent Member’s customary procedures. The Units Trustee, as the registered holder of the Attached Notes and the custodian of the Attached Common Shares for the beneficial owners of the Units, on behalf of the beneficial owners, is entitled to take action in respect of the Notes and the Indenture and the Common Shares, at the direction of the Holders of Global Units in accordance with the Depositary’s and the relevant Agent Member’s customary procedures. For the avoidance of doubt, the Units Trustee is entitled, as the custodian of the Attached Common Shares and the registered holder of the Attached Notes, to take any actions or exercise any rights as a holder of Common Stock or under the Indenture as and to the same extent as a holder of Common Stock would be permitted to take upon the direction of holders of the Common Stock or the Trustee would be permitted to take upon the direction of holders of the Notes, at the direction of the Holders of Global Units in accordance with the Depositary’s and the relevant Agent Member’s customary procedures.

Section 2.09 Exchange of Global Units and Definitive Units.

(a) Holders of Global Units shall receive Definitive Units in exchange for interests in such Global Units only if DTC notifies the Company that it is unwilling or unable to continue as Depositary with respect to the Global Units or if at any time it ceases to be a clearing agency under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days after receipt of such notice or after it becomes aware that DTC has ceased to be such a clearing agency,

(b) All Definitive Units issued upon exchange pursuant to this Section 2.09 shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement as the Global Unit, or portion thereof, surrendered upon such exchange.

(c) In the event of the occurrence of any of the events specified in Section 2.09(a), the Company will promptly make available to the Units Trustee a reasonable supply of Definitive Units in definitive, fully registered form.

(d) Neither the Company nor the Units Trustee will be liable or responsible for any registration or transfer of any Units that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

Section 2.10 Mutilated, Destroyed, Lost and Stolen Unit Certificates. If any mutilated Unit Certificate is surrendered to the Units Trustee, the Company shall execute and deliver to the Units Trustee, and the Units Trustee shall authenticate, countersign and deliver, as appropriate, in exchange therefor, a new Unit Certificate evidencing the same number and aggregate stated amount of Units and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Units Trustee, (a) evidence to their satisfaction of the destruction, loss or theft of any Unit Certificate and (b) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company and the Units Trustee that such Unit Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Units Trustee, and the Units Trustee in accordance with this Agreement shall authenticate, the Units and deliver to the Holder, in lieu of any such destroyed, lost or stolen Unit Certificate, a new Unit Certificate evidencing the same number and aggregate stated amount of Units and bearing a number not contemporaneously outstanding.

Unless otherwise specified pursuant to Section 2.02, notwithstanding the foregoing and subject expressly to Section 3.01, the Company shall not be obligated to execute and deliver to the Units Trustee, and the Units Trustee shall not be obligated to authenticate, countersign or deliver to the Holder, a new Unit Certificate under this Section 2.10 during the period beginning any time on or after the opening of business on October 12, 2023, that evidences any Unit. In lieu of delivery of a new Unit Certificate, following the separation of the Units, the Units Trustee shall deliver or cause to be delivered on the separation date the constituent Securities evidenced by such Unit Certificate that are separated.

Upon the issuance of any new Unit Certificate under this Section, the Company and the Units Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Units Trustee) connected therewith.

Every new Unit Certificate executed pursuant to this Section in lieu of any destroyed, lost or stolen Unit Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Unit Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Unit Certificates delivered hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Unit Certificates.

Section 2.11 Payments to Beneficial Owners. All amounts received by the Units Trustee, as the holder of the Attached Notes, under the Indenture in respect of Attached Notes, including cash interest or on account of payments made in respect of Section 3.7, 4.10, 4.13 and 4.14 of the Indenture, shall be distributed ratably to the Holders of the Units (calculated as of the applicable record date (as specified in the Indenture)).

Section 2.12 Cancellation. All Unit Certificates surrendered for payment, if surrendered to any Person other than the Units Trustee, shall be delivered to the Units Trustee and, if not already cancelled, any Note evidenced by such Units shall be promptly cancelled by the Trustee, and/or the Units Trustee, and any Common Shares evidenced by such Units shall be delivered to the Company. No Unit Certificates shall be authenticated and countersigned in lieu of or in exchange for any Unit Certificates cancelled as provided in this Section. All cancelled Unit Certificates held by the Units Trustee shall be disposed of in accordance with its customary procedures and evidence of their disposition shall be delivered by the Units Trustee to the Company.

ARTICLE 3

SEPARATION OF UNITS

Section 3.01 Automatic Separation of Units. Each Unit shall be separated into its constituent Securities automatically, and without any action required on the part of the Holder of the Unit, in accordance with the procedures set forth in Section 3.03 on the first Business Day on or after the earliest of (a) October 27, 2023, (b) the date on which a Change of Control occurs and (c) the date on which any Event of Default shall have occurred. On the date, if any, on which a Change of Control occurs or an Event of Default occurs (or as promptly as practicable prior thereto, if possible), the Company shall deliver to the Units Trustee a notice to the Units Trustee substantially in the form attached hereto as Exhibit B (the “Automatic Unit Separation Event Notice”).

Section 3.02 Separation at the Option of the Holder. Prior to March 31, 2023, the Units may not be separated, except as provided pursuant to clause (b) or (c) of Section 3.01. On or after March 31, 2023, a Holder of a Unit (or the holder of a beneficial interest in any Global Unit) may elect to separate its Units into its constituent Securities, in whole but not in part, by delivering the notice to the Units Trustee substantially in the form attached hereto as Exhibit C (the “Holder Separation Notice”). In the case of a Global Unit, the Holder of a Unit (or the holder of a beneficial interest in any Global Unit) shall also comply with the applicable procedures of the Depositary in effect at that time.

Section 3.03 Separation, Adjustment and Notification Procedures.

(a) Upon any of (i) the receipt by the Units Trustee, in accordance with Section 3.02, of a Holder Separation Notice, (ii) the receipt by the Units Trustee, in accordance with Section 3.01, of an Automatic Unit Separation Event Notice, or (iii) October 27, 2023, if any Units remain outstanding on such date, the Units Trustee shall promptly cause to be separated the Common Shares and the Notes related to the Units subject to the relevant Automatic Unit Separation Date, and all such Units shall be cancelled, and the applicable Common Shares and Notes shall be freely transferrable (subject to applicable securities laws); provided that, in the case of clauses (ii) and (iii) above, the Company shall deliver to the Units Trustee and DTC the necessary documentation to process a mandatory exchange of securities eligible at DTC; provided, further, that in the case of clause (iii), in order for the Units Trustee to effect the separation of Units on October 27, 2023 without delay, such necessary documentation shall be delivered on or prior to October 12, 2023. Whenever Global Units are separated, the Units Trustee shall give effect to such separation by causing Schedule A of the Global Unit to be endorsed and the Unit Register to be updated to reflect any decrease in the Global Units as a result of such separation, and the Trustee shall cause the Schedule of Decreases of the Attached Notes (representing the Notes prior to such separation that form a part of the Units) and Schedule of Increases and Decreases of the Global Notes (representing the Notes following such separation) to be endorsed to reflect such separation.

(b) Upon the completion of the foregoing procedures, generally within one Business Day of such Automatic Unit Separation Date, (i) the Notes that previously formed a part of the Units prior to such separation may be transferred, assigned or exchanged by the Holder thereof separately, and will be represented by separate interests on the books of the Trustee and (ii) the Common Shares that previously formed a part of the Units prior to such separation will be delivered by the Units Trustee to the Holders of such Units, with each such Holder receiving five Common Shares per $1,000 stated amount of Units held. The Company will have used commercially reasonable efforts to procure CUSIP numbers for such securities, and to have such CUSIP numbers made eligible for DTC, for such purpose prior to the date of separation, in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. The Notes and Common Shares that previously formed a part of the Units prior to such separation shall be delivered free from any restrictive legends. Upon the completion of such procedures, the Units Trustee shall inform each Holder (or the holder of a beneficial interest in any Global Unit) of such completion within one Business Day.

ARTICLE 4

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF UNITS

Section 4.01 Holder May Enforce Rights. Any Holder of Units may, without the consent of the Units Trustee, the Depositary, any participant of the Depositary or any other Holder, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce its rights under this Agreement; provided that a Holder of Units may only enforce its rights under the Notes comprised by such Unit in accordance with the terms of the Indenture.

ARTICLE 5

THE UNITS TRUSTEE

Section 5.01 Certain Duties and Responsibilities.

(a) The Units Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Units Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) the duties and obligations of the Units Trustee with respect to the Units shall be determined solely by the express provisions of this Agreement and the Units, the Units Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and in the Units, and no implied covenants or obligations shall be read into this Agreement or the Units against the Units Trustee; and

(ii) the Units Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Units Trustee and conforming to the requirements of this Agreement or the Units but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Units Trustee, the Units Trustee shall examine the same to determine whether or not they conform to the requirements of this Agreement or the Units, as applicable (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Units Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Units Trustee was negligent in ascertaining the pertinent facts.

(d) No provision of this Agreement or the Units shall require the Units Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Units Trustee shall be subject to the provisions of this Section.

(f) In no event shall the Units Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether it has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) In no event shall the Units Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the Units arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware, (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of securities clearing system, it being understood that the Units Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the U.S. banking industry to resume performance as soon as practicable under the circumstances.

Section 5.02 Certain Rights of Units Trustee. Subject to the provisions of Section 5.01:

(a) the Units Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or Issuer Order and any resolution of the Board of Directors, as the case may be, may be sufficiently evidenced by a Board Resolution;

(c) the Units Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Units Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Units Trustee, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Notes or the Common Shares, as the case may be, and, if the Units Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney (and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation);

(e) the Units Trustee may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Units Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

(f) the Units Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

Section 5.03 Not Responsible for Recitals or Issuance of Units. The recitals contained herein, in the Indenture and in the Units, except the Trustee’s and the Units Trustee’s certificates of authentication or countersignature, shall be taken as the statements of the Company, and neither of the Trustee or Units Trustee assumes any responsibility for their correctness. The Units Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Units. Neither the Units Trustee nor the Trustee shall be accountable for the use or application by the Company of the proceeds with respect to Units or be responsible for exercising any remedy hereunder on behalf of the Holders, except as expressly provided in this Agreement.

Section 5.04 May Hold Units. The Units Trustee, the Trustee or any other agent of the Company, the Units Trustee or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Units Trustee, the Trustee or such other agent.

Section 5.05 Compensation and Reimbursement. The Company agrees:

(a) to pay to the Units Trustee from time to time such compensation for all services rendered by it hereunder as mutually agreed to between the Units Trustee and the Company;

(b) except as otherwise expressly provided herein, to reimburse the Units Trustee and any predecessor Units Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Units Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; and

(c) to indemnify, defend and protect the Units Trustee and any predecessor Units Trustee (in each of its individual and trustee capacities) and its officers, directors, employees and agents for, and to hold it and them harmless against, any loss, liability or expense incurred (including, without limitation, the fees and expenses of its agents and counsel and court costs and taxes, other than taxes based upon, measured by or determined by the income of the Units Trustee) without gross negligence or willful misconduct on its part as determined by a court of competent jurisdiction in a final, non-appealable judgment, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder and the enforcement of this Agreement (including this Section 5.05), including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of Company under this Section 5.05 shall survive the termination or expiration of this Agreement, the separation of the Units or the resignation or removal of the Units Trustee.

Section 5.06 Corporate Agent Required; Eligibility. There shall at all times be a trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal, state or District of Columbia authority and willing to act on reasonable terms. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Units Trustee hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Units Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in Section 5.07. The Units Trustee may appoint one or more sub-trustees with offices or agencies in a city or cities outside the United States.

Section 5.07 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Units Trustee and no appointment of a successor Units Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Units Trustee in accordance with the applicable requirements of Section 5.08.

(b) The Units Trustee may resign by giving written notice thereof to the Company and the Holders, in accordance with Section 6.06 and 6.07, 60 days prior to the effective date of such resignation. The Units Trustee may be removed at any time upon 60 days’ notice by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Units Trustee required by Section 5.08 shall not have been delivered to the Units Trustee within 30 days after the giving of such notice of resignation, the resigning Units Trustee may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Units Trustee.

(c) If at any time (i) the Units Trustee shall cease to be eligible under Section 5.06, or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Company or by any Holder, or (ii) the Units Trustee shall become incapable of acting with respect to the Units or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Units Trustee or of its property shall be appointed or any public officer shall take charge or control of the Units Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by Board Resolution, may remove the Units Trustee and appoint a successor Units Trustee, or (B) any Holder who has been a bona fide Holder of Units for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction, at the expense of the Company, for the removal of the Units Trustee and the appointment of a successor Units Trustee or Trustees. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Units Trustee and appoint a successor Units Trustee.

(d) If the Units Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Units Trustee for any cause, the Company, by Board Resolution, shall promptly appoint a successor Units Trustee or Trustees (other than the Company) and shall comply with the applicable requirements of Section 5.08. If no successor Units Trustee shall have been so appointed by the Company and accepted appointment in the manner required by Section 5.08, any Holder who has been a bona fide Holder of Units for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Units Trustee.

(e) The Company shall give, or shall cause such successor Units Trustee to give, notice of each resignation and each removal of the Units Trustee and each appointment of a successor Units Trustee to all Holders of Units in accordance with Section 6.07. Each notice shall include the name of the successor Units Trustee and the address of its Corporate Trust Office.

Section 5.08 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Units Trustee, every such successor Units Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Units Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Units Trustee shall become effective and such successor Units Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Units Trustee, with like effect as if originally named as Units Trustee hereunder; but, on the request of the Company or the successor Units Trustee, such retiring Units Trustee shall, upon payment of all amounts due and payable to it pursuant to Section 5.05, execute and deliver an instrument transferring to such successor Units Trustee all the rights and powers of the retiring Units Trustee and shall duly assign, transfer and deliver to such successor Units Trustee all property and money held by such retiring Units Trustee hereunder. Any retiring Units Trustee shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Units Trustee to secure any amounts then due it pursuant to Section 5.05.

(b) Upon request of any such successor Units Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Units Trustee all such rights, powers and agencies referred to in Section 5.08(a).

(c) No successor Units Trustee shall accept its appointment unless at the time of such acceptance such successor Units Trustee shall be eligible under Section 5.06.

(d) Upon acceptance of appointment by any successor Units Trustee as provided in this Section, the Company shall give notice thereof to the Holders of Units in accordance with Section 6.07. If the acceptance of appointment is substantially contemporaneous with the resignation of the Units Trustee, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.07. If the Company fails to give such notice within ten days after acceptance of appointment by the successor Units Trustee, the successor Units Trustee shall cause such notice to be given at the expense of the Company.

Section 5.09 Merger, Conversion, Consolidation or Succession to Business. Any Person that is an entity into which the Units Trustee may be merged or converted or with which it may be consolidated, or any Person that is an entity resulting from any merger, conversion or consolidation to which the Units Trustee shall be a party, or any Person that is an entity succeeding to all or substantially all the agency business of the Units Trustee, shall be the successor of the Units Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person shall be otherwise eligible under this Article.

Section 5.10 Tax Compliance.

(a) The Units Trustee, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable United States federal and state tax laws, regulations or administrative practice (i) with respect to payments on, or transfer or redemption of the Notes or the Common Shares or (ii) if specifically instructed by the Company, with respect to the issuance, delivery, holding or exercise of rights (other than by payment, transfer or redemption) under the Notes or the Common Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns with respect to, and the timely payment of, all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Company will provide to the Units Trustee such information as it may reasonably request in order to comply with this Section.

(b) The Units Trustee shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.01(b)(ii).

(c) The Units Trustee shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request at reasonable times during normal business hours to the Company or to its authorized representatives duly authorized in writing.

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.01 Amendments.

(a) This Agreement and the terms of the Units may be amended (by means of an agreement supplemental hereto or otherwise) by the Company and the Units Trustee, without the consent of the Holders, (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, (ii) to evidence and provide for the acceptance of appointment hereunder by a successor Units Trustee with respect to the Units, (iii) for the purposes of providing for compliance with the applicable securities laws (to the extent there are changes in applicable law following the date hereof), (iv) to conform the text of this Agreement to any provision of the “Description of units” contained in the Prospectus Supplement, to the extent that such provision is intended to be a substantially verbatim recitation of a provision of this Agreement or (v) in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the affected Holders.

(b) The Company and the Units Trustee may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Holders holding not less than a majority in aggregate stated amount of the then Outstanding Units affected thereby for any purpose; provided, however, that no such modification or amendment that materially and adversely affects (i) the separation rights of the affected Holders or reduces the percentage of the stated amount of Outstanding Units the consent of the Holders of which is required for modification or amendment of this Agreement or (ii) any Key Provision or any Key Definition may be made without the consent of each Holder materially and adversely affected thereby. In the case of Units evidenced by one or more Global Unit Certificates, the Company and the Units Trustee shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Unit Certificate. Such certification may be provided by participants of the Depositary acting on behalf of such beneficial owners of Units, provided that any such certification is accompanied by a certification from the Depositary as to the Unit holdings of such participants. For purposes hereof, “Key Provisions” shall mean each of Sections 2.02, 2.03, 3.01, 3.02, 3.03 and 4.01 and this Section 6.01, and “Key Definitions” shall mean “Automatic Unit Separation Date,” “Automatic Unit Separation Event Notice,” “Unit” and any defined term that has the meaning set forth in the Indenture. For the avoidance of doubt, any and all calculations or determinations made by the Company, the Units Trustee, the Trustee or their authorized representatives in accordance with the Key Provisions and Key Definitions shall not be considered an amendment or modification of this Agreement.

(c) Upon the request of the Company, accompanied by a copy of a Board Resolution (which Board Resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officer’s Certificate) authorizing the execution of any such amendment, and upon the filing with the Units Trustee of evidence of the consent of Holders as aforesaid, the Units Trustee shall join with the Company in the execution of such amendment unless such amendment affects the Units Trustee’s own rights, duties or immunities under this Agreement or otherwise, in which case the Units Trustee may in its discretion, but shall not be obligated to, enter into such amendment. In executing, or accepting the additional duties created by any amendment permitted by this Section, the Units Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and is enforceable against the Company in accordance with its terms. The fact and date of the execution of any consent of Holders, or the authority of the Person executing the same, may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The ownership of Registered Units shall be proved by the Unit Register or by a certificate of the Units Trustee, as registrar for the Units. For the avoidance of doubt, such action may relate to the Units as well as to its constituent Securities, this Agreement and the Indenture for so long as any Units have not separated pursuant to Article 3. The Depositary shall report only one result of each solicitation of proxies to the Units Trustee.

(d) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(e) The Company may set a record date for purposes of determining the identity of Holders of Registered Units entitled to consent to any action by consent authorized or permitted hereby. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Registered Units furnished to the Units Trustee. The ownership of Registered Units shall be proved by the Unit Register. The Units Trustee shall vote as the custodian of the Common Shares and Notes in respect of any action relating to such Securities or the Indenture in the manner directed by the Holders of the Registered Units. Any notices received by the Units Trustee shall be distributed to Holders of Units within two Business Days.

Section 6.02 Incorporators, Shareholders, Officers and Directors of the Company Immune from Liability. No recourse under or upon any obligation, covenant or agreement contained in this Agreement, or in any Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer, attorney-in-fact or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Units by the Holders thereof and as part of the consideration for the issue thereof, provided that nothing in this Article shall impair the obligations, covenants and agreements of the Company contained in this Agreement and in any Notes constituting a part of the Units.

Section 6.03 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement (including, for the avoidance of doubt, any action related to the separation of Units pursuant to Article 3 of this Agreement), upon any application or request by the Company to the Units Trustee to take any action under any provision of this Agreement, the Company, as applicable, shall furnish to the Units Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 6.04 Form of Documents Delivered to Units Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate, statement or opinion of an officer or Opinion of Counsel of or for the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion is based are erroneous. Any such certificate, statement or opinion may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company, as applicable, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 6.05 Maintenance of Office or Agency. So long as Units are authorized for issuance pursuant to this Agreement or are Outstanding hereunder, the Company will maintain an office or agency where Units may be presented or surrendered for delivery, where Units may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of Units and this Agreement may be served. The Company hereby initially designates the Units Trustee for each of said purposes. The Company will give prompt written notice to the Units Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Units Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Units Trustee, and the Company hereby appoints the Units Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Units may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain offices or agencies provided for in this Section 6.05. The Company will give prompt written notice to the Units Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 6.06 Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

(a) the Units Trustee, by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Units Trustee at its Corporate Trust Office, 333 Commerce Street, Suite 900, Nashville, Tennessee 37201, Attention: Global Corporate Trust or at any other address previously furnished in writing by the Units Trustee to the Holders and the Company, or

(b) the Company by the Units Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Company at c/o Nine Energy Service, Inc., 2001 Kirby Drive, Suite 200, Houston, TX 77019 Attention: Theodore R. Moore, or at any other address previously furnished in writing to the Units Trustee by the Company.

Section 6.07 Notices to Holders. Any notice or communication mailed to a Holder of Units shall be mailed to the Holder at the Holder’s address as it appears on the Units Register and shall be sufficiently given if so mailed within the time prescribed. Any notice to the owners of a beneficial interest in a Global Unit shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to owners shall be deemed to be effective at the time of dispatch to the Depositary. Failure to provide a notice or communication to a Holder or owner of a beneficial interest in a Global Unit or any defect in it shall not affect its sufficiency with respect to other Holders or owners of a beneficial interest in a Global Unit. If a notice or communication is provided in the manner provided above, it is duly given, whether or not the intended recipient actually receives it. Any notice received by the Units Trustee in respect of the Attached Common Shares or Attached Notes shall be transmitted by the Unit Trustee to the Holders as provided in this Section 6.07.

Section 6.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.09 Successors and Assigns. All covenants and agreements in this Agreement, the Units and the Unit Certificates by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.10 Separability Clause. In case any provision in this Agreement or in the Units, Unit Certificates or Notes or Common Shares shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 6.11 Benefits of Agreement. Nothing in this Agreement or in the Units, Unit Certificates, the Indenture, the Notes or the Common Shares, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of any Units, any benefits or any legal or equitable right, remedy or claim under this Agreement.

Section 6.12 Governing Law; Waiver of Trial by Jury. This Agreement, the Units, the Unit Certificates and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Units Trustee irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.13 Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like importance in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Units Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Units Trustee, including, without limitation, the risk of the Units Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 6.14 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Units Trustee for inspection by any Holder of Units.

Section 6.15 Confidentiality. The Units Trustee and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder or beneficial owner information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 6.16 Incorporation by Reference. All of the rights, protections and immunities granted to the Units Trustee under the Indenture shall be incorporated by reference as if fully set forth herein.

[Signatures on following pages]

IN WITNESS WHEREOF, the Company, the Units Trustee and the Trustee have duly executed this Agreement as of the day and year first above set forth.

NINE ENERGY SERVICE, INC.

By:	/s/ Guy Sirkes
	Name:	Guy Sirkes
	Title:	Senior Vice President, Chief Financial Officer

[Signature Page to Unit Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Units Trustee

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Authorized Signatory

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee under the Indenture

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Authorized Signatory

[Signature Page to Unit Agreement]

EXHIBIT A

[INSERT IN GLOBAL UNIT CERTIFICATE FOR REGISTERED UNITS]

[FACE]

[This Unit Certificate is a Global Unit Certificate within the meaning of the Unit Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for an aggregate stated amount and number of Units in definitive registered form, this Unit Certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this Unit Certificate is presented by an authorized representative of the Depositary to Nine Energy Service, Inc. or its agent for registration of transfer, exchange or payment, and any Unit issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

UNIT CERTIFICATE FOR REGISTERED UNITS

(issuable in minimum denominations of $2,000 stated amount and integral multiples of $1,000 stated amount in excess thereof, with such amount representing the aggregate principal amount of Notes underlying the Units)

Evidencing the Ownership or Rights of the Holder Under the Securities Specified Below:

13.000% Senior Secured Notes due 2028 (“Notes”)

Common stock, par value $0.01 per share, of Nine Energy Service, Inc. (“Common Stock”)

CUSIP No. 65441VAC5

Certificate No.:             Aggregate stated amount and number of Units: See Schedule A1

This Unit Certificate certifies that [Cede & Co.]2 (the “Holder”), or registered assigns, is the registered owner of [$             in stated amount of Units (or             Units)]3 [the stated amount and number of Units specified in Schedule A hereto]4.

Each Unit represents ownership by the Holder of $1,000 in aggregate principal amount of Notes and five shares of Common Stock constituting the Unit, subject to the Unit Agreement, dated as of January 30, 2023 (the “Unit Agreement”), among Nine Energy Service, Inc. and U.S. Bank Trust Company, National Association, as Units Trustee and as Trustee under the Indenture referred to therein.

[1]	Insert in registered Global Unit Certificates.
[2]	Insert in registered Global Unit Certificates.
[3]	Insert in Definitive Registered Units
[4]	Insert in registered Global Unit Certificates.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

NINE ENERGY SERVICE, INC.

By:
	Name:	Guy Sirkes
	Title:	Senior Vice President, Chief Financial Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Units referred to in the within-mentioned Unit Agreement:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Units Trustee

By:
Authorized Signatory

Dated:

Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

SCHEDULE A

[INSERT IN GLOBAL UNIT CERTIFICATE FOR REGISTERED UNITS]

SCHEDULE OF REDUCTIONS

The initial aggregate stated amount of Units and number of Units represented by this Global Unit Certificate is $[            ] and [                ], respectively. In accordance with the Unit Agreement pursuant to which this Global Unit Certificate has been issued, the following reductions of the aggregate stated amount and number of Units represented by this Global Unit Certificate have occurred:

Date of Reduction	Stated Amount as Reduced on Account of Separation or Cancellation	Number of Units Reduced on Account of Separation or Cancellation	Aggregate Stated Amount of Units Outstanding Following any such Reduction	Number of Units Outstanding Following any such Reduction	Notation Made by or on Behalf of Units Trustee

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned assigns and transfers the stated amount and number of Units represented by this Certificate to:

                                 (Insert assignee’s social security or tax identification number)

                                 (Insert address and zip code of assignee)

and irrevocably appoints

as agent to transfer this Unit Certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature(s):

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B

AUTOMATIC UNIT SEPARATION EVENT NOTICE

[Date]

This notification is delivered to you, [U.S. Bank Trust Company, National Association], as Units Trustee under the Unit Agreement, dated January 30, 2023 (the “Unit Agreement”), among Nine Energy Service, Inc. (the “Company”) and [U.S. Bank Trust Company, National Association], as Units Trustee and as Trustee under the Indenture referred to in the Unit Agreement (the “Indenture”), in connection with the Company’s obligation to notify the Units Trustee of the occurrence of a Change of Control or certain Events of Default, as indicated below. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Unit Agreement.

The undersigned Officer of the Company hereby certifies that the undersigned is authorized to execute this notification on behalf of the Company (and not in a personal capacity) and does hereby notify the Units Trustee, in the name and on behalf of the Company (and not in the Officer’s personal capacity), of [select the application description—[a Change of Control][an Event of Default pursuant to Section 6.01[•] of the Indenture]].

IN WITNESS WHEREOF, the undersigned has executed this Automatic Unit Separation Event Notice as of the date first written above.

By:
Name:
Title:

cc: U.S. Bank Trust Company, National Association, as Trustee under the Indenture

EXHIBIT C

HOLDER SEPARATION NOTICE

[Date]

This notification is delivered to you, [U.S. Bank Trust Company, National Association], as Units Trustee under the Unit Agreement, dated January 30, 2023 (the “Unit Agreement”), among Nine Energy Service, Inc. (the “Company”) and [U.S. Bank Trust Company, National Association], as Units Trustee and as Trustee under the Indenture referred to in the Unit Agreement, in connection with the undersigned’s election to separate his, her or its Units in accordance with the terms of the Unit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Unit Agreement.

In accordance with and subject to the terms and conditions hereof and of the Unit Agreement, the undersigned registered or beneficial Holder of this Unit Certificate hereby irrevocably elects to separate $                         stated amount of Units (submitted by DTC Participant No.                             ), which represents all of the Units of the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Holder Separation Notice as of the date first written above.

By:
Name:
Title:

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.